EXHIBIT 10.1

STATE OF NORTH CAROLINA:             FIRST AMENDMENT TO
                                     PURCHASE CONTRACT

COUNTY OF WAKE:

     THIS FIRST AMENDMENT TO PURCHASE CONTRACT is entered into this 15 day of April, 1998 between Cornerstone Realty Group, Inc. or its nominees, ("Purchaser") and Raleigh Timbers Associates, Limited, a North Carolina limited partnership ("Seller").

                               W I T N E S S E T H

     WHEREAS, Purchaser and Seller entered into that Contract of Purchase and Sale dated March 25, 1998 (herein "Contract"): and

     WHEREAS, Purchaser and Seller wish to make certain additional changes to the terms of the Contract.

     NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows.

     1. The Inspection Period referred to in Paragraph 6.2.2 of the Contract shall be extended through April 22, 1998 ("Extended Inspection Period"). The Extended Inspection Period shall be for the purpose of permitting Purchaser to satisfy itself as to matters of survey. Purchaser shall deposit ONE HUNDRED THOUSAND DOLLARS ($100,000.00) with The Title Company of North Carolina, Inc, in Raleigh, North Carolina on April 15, 1998 as the earnest money deposit provided for in Paragraph 2.2 of the Contract. Should Purchaser not be satisfied with matters of survey, Purchaser shall have the right to terminate the Contract by giving written notice to Seller before the end of the Extended Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser. If Purchaser does not terminate this Contract during the Extended Inspection Period, this Contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto under the conditions set out in Paragraph 6.2.2 of the Contract.

     2. Closing as set out in Paragraph 7.1 of the Contract shall occur no later than April 29, 1998. Should closing not occur on or prior to April 29, 1998. Purchaser shall deposit FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) ("Additional Deposit") with the title company of North Carolina by April 29, 1998, and the closing date shall be extended to a date on or prior to June 15, 1998. The Additional Deposit shall be treated in the same manner as the earnest money deposit referred to in Paragraph 2.2, but shall not be refundable to Purchaser.

     3. If there is a conflict between the terms of the Contract and this Amendment, the terms of this Amendment shall control. Except as herein modified, all terms and provisions of the Contract are hereby ratified and confirmed and shall remain in full force and effect the parties hereto do ratify and affirm the provisions thereof.

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IN WITNESS  WHEREOF,  the parties  hereunto,  intending to be legally bound, and with the signatories representing they are empowered to bind their principals, have set their respective hands and seals on the day and year hereinafter first written.



                                             SELLER:

                                             Raleigh Timbers Associates, Limited
                                             By:  Raleigh Timbers Company, Ltd.
                                             General Partner

                                             By: /s/ James T. Cobb
                                                --------------------------
                                             James T. Cobb
                                             Its: Managing General Partner

                                             PURCHASER:

                                             Cornerstone Realty Group, Inc.

                                             By: /s/ Gus G. Remppies
                                                --------------------------

                                             Its: V. P. Acquisitions
                                                 --------------------------



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                                PURCHASE CONTRACT

          THIS AGREEMENT made and entered into this 23rd day of March 1998, between CORNERSTONE REALTY GROUP INC. or its nominee, (hereinafter called "Purchaser") and RALEIGH TIMBERS ASSOCIATES, LIMITED, a North Carolina limited partnership, (hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

         1.1 SALE OF PROPERTY. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as THE TIMBERS APARTMENTS located in RALEIGH, NC, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A including, but not limited to 176 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

         2.1 PURCHASE PRICE. The total purchase price shall be EIGHT MILLION ONE HUNDRED THOUSAND ($8,100,000) DOLLARS as evidenced by cash or cash equivalent at closing.

         2.2 DEPOSIT. ONE HUNDRED THOUSAND ($100,000) DOLLARS to be placed in escrow at the end of the "Inspection Period" described in Article VI below. Said deposit shall be placed in escrow with The Title Company of North Carolina, Inc. or its authorized agent as an earnest money deposit which may be credited against the purchase price or applied as per Article XI below.

                                   ARTICLE III
                                  TITLE MATTERS

         3.1 MARKETABLE TITLE. Seller, shall convey good and marketable title by Special warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable, utility easements which do not interfere with the present use of the Property, and such other


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matters as may be approved (or deemed approved) by Purchaser.

         (A) Title shall be free from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title.

         3.2 TITLE DEFECTS; ELECTION TO CURE. During the Inspection Period, Purchaser shall obtain at its expense a commitment for Title Insurance (the commitment). If title is not marketable, except as stated above in the preceding paragraph, during the Inspection Period Purchaser shall give written notice of any defects in title to Seller's counsel within fifteen (15) days after Purchaser's receipt of a title report which report shall include copies of backup documents relating to any title exceptions, a current survey, a flood zone certification letter and a Surveyor's Certification letter. Seller may, at its option, elect whether to cure said defects or by written notice to Purchaser indicate its intention not to cure. Any matters of record as of the Effective Date, and not objected to by Purchaser during the Inspection Period, shall be deemed approved by Purchaser.

         3.3 ELECTION NOT TO CURE DEFECTS. Should Seller elect not to cure title defects, this Agreement, at Purchaser's option, shall be void; each party shall thereupon be released from all obligations hereunder; and all deposits shall be immediately returned to Purchaser.

                                   ARTICLE IV
                                   PRORATIONS

         4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, to the day of closing: rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume) ; and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy).

         4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary, share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser agrees to pay cost of title insurance. Seller shall pay any prepayment penalty charged by the holders of any existing notes.

         4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the current rent due to Purchaser, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best

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efforts in good faith to collect the amount of any rental  arrears  from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

         4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.

                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

         5.1 POSSESSION. Possession of the Property shall be delivered to Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

         6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

         (A) Receipt by Purchaser of an engineering report of building and site conditions, satisfactory to Purchaser in its sole discretion, said report to include in part, a description of any hazardous waste sites, hazardous wastes and/or hazardous materials affecting the property. During the Inspection Period, Purchaser shall review the reports set forth herein and exercise its right to reject the Property based thereon or the right hereunder shall be deemed waived.

         (B) The receipt by Purchaser of Seller documents described in 7.2 below.

         (C) On the condition that Seller's representations and warranties described in Article VIII below remain true and correct in all material respects.

         (D) On the condition that there have been no material or adverse changes to the property or leases.

         (E) Seller acknowledges that Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

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         (F) Receipt by Purchaser of a Survey which shall show no  encroachments onto the Land from any adjacent property, no encroachments by or from the Land onto adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the survey discloses any such encroachment or violation, seller shall have thirty (30) days from the date of delivery of the survey (with a commensurate extension of the closing date) to have the Title Insurer issue its endorsement insuring against damage caused by such encroachment or violation and to provide evidence thereof to Purchaser, and if Seller fails to or is unable to have the same insured against within such thirty (30) day period, Purchaser may elect, on or before the Closing Date, to (i) terminate this Agreement (in which case the Earnest Money shall be returned to Purchaser) and neither party shall have any further liability or obligation to the other hereunder, or (ii) accept the property subject to any such encroachment or violation.

         6.2 INSPECTION. This Agreement shall be further subject to and contingent upon Purchaser's satisfactory inspection as follows herein below, during the Inspection Period defined below.

         6.2.1 PREPARATION FOR INSPECTION. At the execution of this Agreement, Seller shall deliver to Purchaser copies of the following: The current rent roll for the Property; detailed statements of income and expenses with respect to the Property for the past two years; the most recent tax bills for the Property; utility bills for the Property for the twelve (12) months previous to the date hereof; all contract, mortgages, and other documents creating liens of security interest on the Property, or any part thereof and all promissory notes secured thereby; all insurance policies applicable to the Property to include loss runs for the last five (5) years; Plans and Specifications for the Property, service contracts, Certificates of Occupancy, to the extent reasonably available; a copy of the title policy and most recent survey for the Property. seller also shall deliver, to the extent any such items are in Seller's possession, a copy of any environmental or engineering reports on the property. All these items shall be certified by Seller to be accurate and complete to the best of its knowledge and belief.

         6.2.2 INSPECTION OF BOOKS AND RECORDS; ACCESS. Purchaser, its employees, agents and contractors shall have 21 days from the date of complete execution of this Agreement (the "Inspection Period") to enter upon the Property subject to the rights of the tenants during normal business hours for the purpose of making physical inspections thereof, including but not limited to roofs, heating, cooling, electrical and plumbing systems, swimming pool, appliances, and structural elements of the buildings. Purchaser shall also be permitted to review all original leases, expense records, tenant cards and occupancy data

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available.  Upon the conclusion of the Inspection  Period this contract shall be deemed to be a firm agreement of purchase and sale binding the parties hereto, except as it may be terminated by other provisions and conditions contained herein, including but not limited to the condition imposed by Paragraph 6.1(A) above. Purchaser shall indemnify, defend, and hold Seller harmless from and against any claims or liabilities resulting from Purchaser's exercise of is rights of entry, and shall, to the extent practical, report any damage to the property caused by its tests.

         6.2.3 RIGHT OF TERMINATION DURING INSPECTION PERIOD. If Purchaser is not satisfied, in its sole and exclusive discretion, with the state of maintenance and repair of the Property or the rents, occupancy or expenses of the Property, then notwithstanding anything contained herein to the contrary, Purchaser shall have the right to terminate this Agreement by giving written notice to Seller before the end of the Inspection Period, and no party hereto shall have any further liability to any other party hereto, and all deposits shall be returned to Purchaser.

         6.2.4 TERMINATION OF INSPECTION PERIOD. Notwithstanding anything to the contrary set forth herein, the Inspection Period shall expire twenty-one (21) days from the date of this Agreement or such other date as the parties may agree to in writing.

         6.2.5 "RENT READY". During the "Inspection Period", both Seller and Purchaser will inspect an apartment unit at the Property and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at closing. All vacant apartment units, which have been vacant for a period longer than five (5) business days, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems. it there are any apartments that are not "rent ready", Seller shall reimburse Purchaser the amount of Four Hundred ($400) Dollars per vacant unit for the reasonable cost of restoring said apartments.

         6.2.6 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

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                                   ARTICLE VII
                                     CLOSING

         7.1 CLOSING. Closing will be held on or about seven (7) days after the completion of the Inspection Period, at such place and at such time as the parties may agree. However, each party shall be entitled to one (1) adjournment of the Closing not more than seven (7) days beyond the seven (7) day period specified above, time being of the essence.

         7.2 SELLER'S DELIVERIES. At closing, Seller shall execute and deliver to Purchaser the Special warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser, the following:

              (A) A Bill of Sale, with warranty of title transferring the personal property (as shown in Exhibit B) to Purchaser free of all liens, charges and encumbrances.

              (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property.

              (C) All security and cleaning deposits made by such tenants. Seller will give the tenants the required notice of such transfer in compliance with the laws of NORTH CAROLINA.

              (D) An affidavit of Seller in such form as will cause the Title Company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens.

              (E) A rent roll certified by Seller to be true and correct as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

              (F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims, tax liens, or pending bankruptcies involving Seller.

              (G) Seller shall provide, a certificate from a licensed extermination contractor, who is regularly engaged in the business of pest control, that all buildings are free from any termite or other wood-boring insect infestation. Said certificate shall be dated within 90 days of closing, bearing the Contractor's name, contractors license number, the signature of the party authorized to sign for the Contractor and the date of the inspection. Should damage exist, Seller shall proceed to have any corrective work completed prior to closing or Purchaser may in its

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sole  discretion   terminate  this  Agreement.   Seller  shall  promptly  return
Purchaser's deposit upon such termination.

              (H) Assignments of all Seller's interest in the following: (1) all assignable licenses, and permits relating to the operation of the Property,
(2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1, and (5) any service contracts being assumed by Purchaser.

              (I) Assignments of all warranties and guarantees to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers.

              (J) Consent of the Seller's authorized partner to the sale of the Property and any other approvals required under Seller's partnership agreement, which may affect Seller's ability to convey marketable title.

              (K) Seller shall assign the telephone number to the Purchaser.

              (L) Satisfactory evidence of the power and authority of Seller to enter into and consummate this agreement, including but not limited to:

                   (i) An opinion of Seller's counsel, in a form satisfactory to Purchaser, stating that:

                         (a)  The  individual(s) executing  the deed and related
documents are duly authorized to do all such acts as are necessary to consummate this sale, without further consent of any other party.

                         (b)  That the partner or officer can bind Seller.

              (M) Affidavit that Seller has no actual knowledge of the presence of asbestos and/or any other hazardous material at the Property, which shall survive the closing for a period of ninety (90) days.

              (N)  Seller  shall  provide  a  satisfactory   and  valid  written
termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

              (O) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser.

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              (P) All  such  other  documents  as are  normally  transferred  at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

              (Q) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT E. This clause shall survive closing for ninety (90) days.

                   7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

                         (A) Pay to  Seller  the cash  portion  of the  purchase
price, adjusted for the prorations herein provided for in Article IV.

                         (B) Execute and deliver an  assumption  of  obligations
under leases, securities, any contracts which may be accepted by the Purchaser and any other obligations specifically set forth herein.

                         (C) Deliver to the Seller a resolution of the Purchaser
that:

                            (i)  This   Agreement  has  been  duly   authorized,
executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

                            (ii)  Purchaser has complete  unrestricted  power to
buy the Property from the Seller and to execute any documents required to effectuate the transfer.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

         8.1 REPRESENTATIONS OF THE PARTIES. Seller warrants (which warranties shall not survive settlement unless designated to the contrary) that as of the date of closing hereof:

                         (A) That  Seller,  is the  owner in fee  simple  of the
Property and has the power to convey same.

                         (B) That Seller is not subject to any other  agreements
or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for six months following closing.

                         (C) All  necessary  action  has been taken by Seller to
authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall

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survive for six months following closing.

                         (D)  Seller  has no actual  knowledge  and has not been
advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for six months following closing.

                         (E)  Seller  has no actual  knowledge  of any patent or
latent defect in the Property or any part thereof. This warranty shall survive for six months following closing.

                         (F) Seller has no actual  knowledge  of any existing or
threatened litigation which relates to or which would affect the Property. This warranty shall survive for six months following closing.

                         (G) Seller has no actual knowledge that any part of the
Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for six months following closing.

                         (H)  That to the  best  knowledge  of the  Seller,  the
drainage within the project is satisfactory and complies in all respects with all government regulation. This warranty shall survive for six months following closing.

                         (I) That  Seller is not a "foreign  person"  within the
meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

                         (J)  That to the  best of  Seller's  actual  knowledge,
without inquiry, the Property was never utilized as a disposal site for hazardous waste products.

                         (K) Seller covenants and agrees that, between this date
and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller

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shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

         8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties.

         8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, Seller shall indemnify Purchaser for all reasonable costs incurred, not to exceed $25,000, as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing.

         8.4 LIMITATION OF REPRESENTATIONS AND WARRANTIES. It is expressly understood and agreed by the parties that the foregoing representations and warranties, when qualified with the phrase "Seller has no knowledge" or "to the best of Seller's knowledge," are limited to the actual knowledge of James T. Cobb, the managing general partner of the general partner of Seller, without reliance or environmental audits or other investigations or inquiries. If any or the foregoing representations and warranties is of a material nature and is not true in any material respect when made, or when re-certified at Closing, Purchaser may consider such material misrepresentation to be a default under this Agreement, entitling Purchaser to pursue the remedies set forth in Article
XI. If any of the foregoing representations and warranties is true of the Effective Date, but is not true its of the Date of Closing as a result of a matter, circumstance or event beyond the reasonable control or Seller, Purchaser shall not he entitled to consider the untruth of the representation or warranty as an event of default under this Agreement, but instead Purchaser may, at its election and as its sole remedy, terminate this Agreement by delivery of written notice to Seller, and in that event the Escrow Agent shall return the Deposit to Purchaser If Purchaser discovers after Closing that any representation and warranty made by Seller that is of a material nature is not true in any material respect, Purchaser shall have the right to pursue any available remedy against Seller, including the recovery of damages; provided, however, that Seller's liability to Purchaser for damages after the Date of Closing shall be limited to $50,000.00 in the aggregate for all such claims. The preceding sentence shall survive the Closing for a period of ninety days, at which point Purchaser shall have no further remedies.

         Except as expressly set forth in this Agreement, the Business is being sold and conveyed to Purchaser "as is" and "with all faults." Except as expressly set forth in this Agreement, Seller has not made, does not make, and hereby disclaims any and all express or implied representations and warranties regarding or relating to: the condition of the Property; their suitability for any particular purpose; the susceptibility to flooding of the Property; the value or marketability or the Property; the layout or leasable square footage of the Property; the projected income or expenses of the Property for periods after the Date of Closing; the zoning classification, or use and occupancy restrictions, applicable to the Property; the current manner of operation of the Property; the compliance of the Property with environmental laws, and laws and regulations relating to hazardous substances, toxic wastes and underground storage tanks; and all matters affecting or relating to the Property. Purchaser acknowledges that, except as expressly set forth in this Agreement, no such representations or warranties, express or implied, have been made by Seller, or by any other person representing or purporting to represent Seller.

         By proceeding with the acquisition of the Property following the Inspection Period, Purchaser confirms that it has investigated all of the matters set forth in this Section 8.3 to its satisfaction, and is acquiring the Property in "as is" condition, subject to the provisions of Article IX. In agreeing to purchase the Property "as is" and without representation or warranty, express or implied, except as expressly set forth in this Agreement, Purchaser acknowledges and represents that it has factored the "as is" condition of the Property into the price it has hereby agreed to pay for the Property. Given the age of the Property, Purchaser acknowledges that materials proscribed by current environmental laws and regulations could be present on the Property. From and after the Date of Closing, Purchaser agrees to waive any and all claims, demands, causes of action and other liabilities of or against Seller with respect to the condition of the Property, except for claims arising from the breach of a representation or warranty by Seller that are made by Purchaser in a timely manner, as provided in Section 8. 1. The terms and covenants of this
Section 8.3 shall survive the closing.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

         9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds. Seller shall repair such damage before the date provided herein for Closing. In the event that the damage as a result of fire or other casualty cannot be reasonably repaired by such time, this Agreement may be canceled at the option of the Purchaser. In the event of cancellation as aforesaid, this Agreement shall become null and void and the parties shall be released and all payments made shall be returned. Should Purchaser elect to carry out this Agreement despite such damage Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

         9.2 CONDEMNATION. In the event of any actual or threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS or any part of the building or more than 5% of the parking area, Purchaser may elect to either (a)

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



terminate this Agreement, in which event the deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the Purchaser at Closing, if such payment has been received. If payment has not as yet been received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser.

         9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

         10.1 COMMISSION. Seller agrees to pay a brokerage fee to BERKELEY CAPITAL ADVISORS, pursuant to a separate agreement between Seller and Brokers. Said brokerage fee shall be deemed earned if, and only if, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Purchaser shall not be obligated for any brokerage fees to any broker, and Seller agrees to hold Purchaser harmless in connection with such fees. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

         11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

         11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at it's election, may either (1) require specific performance of Seller, (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable out-of-pocket expenses incurred in investigating the Property, not to exceed Twenty Five Thousand ($25,000) Dollars if Purchaser elects to pursue its options (1) and (2) noted above.



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

          11.3 PURCHASER'S DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall be retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default. The foregoing liquidated damage claim shall not apply to a breach of Purchaser's indemnity under Section 6.2.2.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

         12.1  ENTIRE   AGREEMENT.   This   Agreement   sets  forth  the  entire
understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

         12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller to an entity owned or controlled by Purchaser; any other assignment to this Agreement by Purchaser shall require the prior consent of Seller.

         12.3 SEVERABILITY. If any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

         12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall be binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

         12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State set forth in Par. 1.1.

         12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts

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



shall collectively constitute a single contract.

         12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

         12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

         12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

         12.10   CONFIDENTIALITY.   The  parties  shall  keep  confidential  the
existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known to the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency. This clause shall survive closing.

         12.11 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

               (a) EXHIBIT A, the legal description of the Land.
               (b) EXHIBIT B, list of personal property.
               (c) EXHIBIT C, the form of Deed.
               (d) EXHIBIT D,  the  form of the  Assignment  and  Assumption  of
                   Personal Property,  Service Contracts, Warranties and Leases.
               (e) EXHIBIT E, the form of the Representation Letter.

                                  ARTICLE XIII
                                     NOTICE

         13.1 Notice. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as

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



may be hereafter specified in writing):

                  To Seller:      Raleigh Timbers Associates, Limited
                                  c/o CTJ Real Estate, Inc.
                                  212 South Tryon Street, Suite 1350
                                  Charlotte, NC 28202
                                  Attention: James T. Cobb

                  With a copy to
                   Seller's Attorneys:      Brent A. Torstrick, Esq.
                                            Robinson, Bradshaw & Hinson
                                            101 North Tryon Street, Suite 1900
                                            Charlotte, NC 28246
                                            Fax: (704) 378-4000

                  To Purchaser:   Mr. Gus Remppies
                                  Cornerstone Realty Group, Inc
                                  306 E. Main Street
                                  Richmond, VA 23219
                                  Fax: (804) 782-9302

                  With a copy to
                  Purchaser's Attorneys:     Harry S. Taubenfeld, Esq.
                                             Zuckerbrod & Taubenfeld
                                             575 Chestnut St., P.O. Box 488
                                             Cedarhurst, NY 11516
                                             Fax: (516) 374-3490

                                                     -and-

                                             Ted Oliver, Esq.
                                             Manning, Fulton & Skinner
                                             500 UCB Plaza
                                             3605 Glenwood Avenue
                                             Raleigh, NC 27612
                                             Fax:     (919) 781-OB11

         13.2 DELIVERY OF NOTICE. Notices sent either by Registered or Certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given when deposited in the United States Mail, postage prepaid, delivered to a reliable overnight courier or by facsimile transmission. Notices sent in any other manner shall be deemed given only when actually delivered at the specified address.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed this day and date first written above.

  SELLER:

  RALEIGH TIMBERS ASSOCIATES, LIMITED
  BY:    RALEIGH TIMBERS COMPANY, LTD.
         GENERAL PARTNER


  BY:  /s/ James T. Cobb
        -------------------------------
        James T. Cobb
  Its:  Managing General Partner
        -------------------------------


  PURCHASER:

  CORNERSTONE REALTY GROUP, INC.


  BY:   /s/ Gus G. Remppies
       --------------------------------

  Its: Vice President Acquisitions
       -------------------------------




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